EXHIBIT 23.1
                                                            ------------

           INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Cadiz Land Company, Inc. of our report dated September 20, 1996 with respect to the consolidated financial statements of Sun World International, Inc. for the years ended December 31, 1995 and 1994, appearing in the Cadiz Land Company, Inc. Current Report on Form 8-K dated September 13, 1996.


/s/  Deloitte & Touche LLP



Oakland, California
November 26, 1996